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                                                                      Exhibit 21

                             VARIAN ASSOCIATES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                   FISCAL 1996


                                                 ORGANIZED UNDER     PERCENTAGE OF VOTING
                                                    LAWS OF            SECURITIES OWNED
                                                 ----------------    --------------------
VARIAN ASSOCIATES, INC. (REGISTRANT):

Varian Sample Preparation Products, Inc.             California             100%
Varian Associates Limited                            California             100%
Varian Inter-American Corp.                          California             100%
Varian Investment Corporation                        California             100%
Varian Realty Inc.                                   California             100%
Varian Asia, Ltd.                                    Delaware               100%
Varian China, Ltd.                                   Delaware               100%
Varian Biosynergy, Inc.                              Delaware               100%
Varian Technologies, Inc.                            Delaware               100%
Varian Japan, Ltd.                                   Delaware               100%
Varian Pacific, Inc.                                 Delaware               100%
Varian Instruments of Puerto Rico, Inc.              Delaware               100%
Varian Ltd.                                          Delaware               100%
Mansfield Insurance Company                          Vermont                100%
Varian Australia Pty., Ltd.                          Australia              100%
Varian Holdings (Australia) Pty. Limited             Australia              100%
Varian Gesellschaft m.b.H                            Austria                100%
Varian Belgium, N.V                                  Belgium                100%
Varian Industria E Comercia Limitada                 Brazil                 100%
Intralab Instrumentacao Analytica Ltda.              Brazil                 100%
Varian Canada, Inc.                                  Canada                 100%
Varian AS                                            Denmark                100%
Varian S.A.                                          France                 100%
Varian Medical France                                France                 100%
Varian -  Dosetek OY                                 Finland                100%
Varian GmbH                                          Germany                100%
Varian S.p.A.                                        Italy                  100%
Varian Technologies Korea, Ltd.                      Korea                  100%
Varian, S.A.                                         Mexico                 100%
Varian AB                                            Sweden                 100%
Varian International AG                              Switzerland            100%
Varian Nederland B.V.                                The Netherlands        100%
Varian FSC B.V.                                      The Netherlands        100%
Varian - TEM Limited                                 England                100%
Varian Technologies, C.A.                            Venezuela              100%
Varian Iberica, S.L.                                 Spain                   70%
Varian Korea, Ltd.                                   Korea                   61%
TEL-Varian, Ltd.                                     Japan                   50%
Nippon Oncology Systems, Ltd.                        Japan                   49%

All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not consitute a significant subsidiary.